EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 9, 2007, in the Registration Statement (Form S-1) and related Prospectus of Houston Wire & Cable Company dated March 14, 2007.

/s/ Ernst & Young LLP

Houston, Texas
March 9, 2007